Exhibit 99.1

Planet Fitness, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

Company Achieves 10 Years of Consecutive Quarterly Same Store Sales Growth

Fourth Quarter System-Wide Same Store Sales Increased 10.6%

Company Exceeds High-End of 2016 Guidance Ranges

Newington, NH, March 1, 2017 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its fourth quarter and fiscal year ended December 31, 2016 and announces full year 2017 outlook.

Fourth Quarter Fiscal 2016 Highlights

•	Total revenue increased from the prior year period by 10.0% to $116.4 million.
•	System-wide same store sales increased 10.6%.
•	Net income was $21.9 million, or $0.18 per diluted share, compared to net income of $17.2 million, or $0.06 per diluted share in the prior year period.
•	Adjusted net income(1) increased 15.9% to $19.7 million, or $0.20 per diluted share, compared to $17.0 million, or $0.17 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 17.7% to $44.1 million from $37.5 million in the prior year period.
•	74 new Planet Fitness stores were opened system-wide during the period, bringing system-wide total stores to 1,313 at December 31, 2016
•	Declared and paid a cash dividend to Class A shareholders of $2.78 per share

Fiscal Year 2016 Highlights

•	Total revenue increased from the prior year by 14.4% to $378.2 million.
•	System-wide same store sales increased 8.8%.
•	Net income was $71.2 million, or $0.50 per diluted share, compared to net income of $38.1 million, or $0.11 per diluted share in the prior year.
•	Adjusted net income(1) increased 26.9% to $67.6 million, or $0.69 per diluted share, compared to $53.2 million, or $0.54 per diluted share in the prior year.
•	Adjusted EBITDA(1) increased 22.0% to $150.6 million from $123.5 million in the prior year.
•	195 new Planet Fitness stores were opened system-wide during the year, bringing system-wide total stores to 1,313 at December 31, 2016.

(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this release.

Christopher Rondeau, Chief Executive Officer, commented, “it was another terrific year for Planet Fitness. We increased system-wide same store sales high-single digits, grew adjusted net income 27% and returned $271 million to shareholders through a special one-time dividend.  The foundation of our success starts with our affordable, non-intimidating fitness offering. Our welcoming in-store experience featuring industry leading cardio and strength equipment is resonating with an increasing number of consumers as we expand brand awareness through our growing national and local advertising spend combined with our powerful franchise base that continues to bring our brand to new communities. We ended the year with over 1.6 million additional members in 2016, many of whom had never belonged to a gym before, and the new year is off to a strong start. I’m incredibly proud of everything we have accomplished, especially how we’ve enriched so many members’ lives and delivered strong returns for our franchisees and shareholders. We are excited to build on our current momentum in 2017 and over the long-term.”

Operating Results for the Fourth Quarter Ended December 31, 2016

For the fourth quarter of 2016, total revenue increased $10.6 million or 10.0% to $116.4 million from $105.8 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $7.5 million or 30.2% to $32.1 million from $24.7 million in the prior year period;
•	Corporate-owned stores segment revenue increased $1.2 million or 5.1% to $26.0 million from $24.7 million in the prior year period; and
•	Equipment segment revenue increased $1.9 million or 3.3% to $58.3 million from $56.5 million.

System-wide same store sales increased 10.6%. By segment, franchisee-owned same store sales increased 11.0% and corporate-owned same store sales increased 4.7%.

For the fourth quarter of fiscal 2016, net income was $21.9 million, or $0.18 per diluted share, compared to net income of $17.2 million, or $0.06 per diluted share in the prior year period. Adjusted net income (see “Non-GAAP Financial Measures”) increased 15.9% to $19.7 million, or $0.20 per diluted share, from $17.0 million, or $0.17 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.5% for the current year period and 39.4% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 17.7% to $44.1 million from $37.5 million in the prior year period.

Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•	Franchise segment EBITDA increased $6.7 million or 34.8% to $25.9 million driven by royalties from new stores opened since December 31, 2015 as well as higher same store sales;
•	Corporate-owned stores segment EBITDA increased $0.9 million or 8.8% to $10.6 million driven by higher same store sales; and
•	Equipment segment EBITDA increased $2.1 million or 16.0% to $15.1 million driven primarily by higher equipment sales.

Operating Results for the Fiscal Year Ended December 31, 2016

For the fiscal year ended December 31, 2016, total revenue increased $47.7 million or 14.4% to $378.2 million from $330.5 million in the prior year. By segment:

•	Franchise segment revenue, which includes commission income, increased $28.4 million or 32.2% to $116.5 million from $88.1 million in the prior year;
•	Corporate-owned stores segment revenue increased $6.3 million or 6.4% to $104.7 million from $98.4 million in the prior year; and
•	Equipment segment revenue increased $13.0 million or 9.0% to $157.0 million from $144.1 million in the prior year.

System-wide same store sales increased 8.8% from the prior year. By segment, franchisee-owned same store sales increased 9.0% and corporate-owned same store sales increased 4.9% from the prior year.

Net income increased to $71.2 million, or $0.50 per diluted share, from $38.1 million, or $0.11 per diluted share in the prior year. Adjusted net income (see “Non-GAAP Financial Measures”) increased 26.9% to $67.6 million, or $0.69 per diluted share, from $53.2 million, or $0.54 per diluted share, in the prior year. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.5% for the current year period and 39.4% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).

Adjusted EBITDA (see “Non-GAAP Financial Measures”) increased $27.1 million or 22.0% to $150.6 million in fiscal 2016 from $123.5 million in the prior year.

Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•	Franchise segment EBITDA increased $31.2 million or 47.3% to $97.3 million;
•	Corporate-owned stores segment EBITDA increased $4.8 million or 13.2% to $40.8 million; and
•	Equipment segment EBITDA increased $4.5 million or 14.1% to $36.4 million.

2017 Outlook

For the year ending December 31, 2017, the Company expects:

•	Total revenue between $405 million and $415 million;
•	System-wide same store sales growth in the 6% to 8% range; and
•	Adjusted net income of $71 million to $74 million, or $0.72 to $0.75 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company. The financial results in periods prior to the IPO and related recapitalization transactions are of Pla-Fit Holdings, as the predecessor to the Company for accounting and reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of the Company or Pla-Fit Holdings would have been had the IPO and related recapitalization transactions occurred prior to August 2015.

The financial information presented in this release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with, GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ended December 31, 2017. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ended December 31, 2017.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on March 1, 2017 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of December 31, 2016, Planet Fitness had approximately 8.9 million members and more than 1,300 stores in 48 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-957-4650

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This press release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance, especially those under the heading “2017 Outlook,” (“forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2015, and the Company’s other filings with the Securities and Exchange Commission. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the quarter ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Revenue:
Franchise	$27,332	$19,956	$97,374	$71,762
Commission income	4,776	4,699	19,114	16,323
Corporate-owned stores	25,965	24,716	104,721	98,390
Equipment	58,346	56,474	157,032	144,062
Total revenue	116,419	105,845	378,241	330,537
Operating costs and expenses:
Cost of revenue	44,952	43,388	122,317	113,492
Store operations	14,448	14,131	60,121	57,485
Selling, general and administrative	13,539	11,732	50,008	55,573
Depreciation and amortization	8,375	7,998	31,502	32,158
Other gain	(963)	(197)	(1,369)	(273)
Total operating costs and expenses	80,351	77,052	262,579	258,435
Income from operations	36,068	28,793	115,662	72,102
Other expense, net:
Interest expense, net	(8,306)	(6,678)	(27,125)	(24,549)
Other income (expense)	1,343	2,352	1,371	(275)
Total other expense, net	(6,963)	(4,326)	(25,754)	(24,824)
Income before income taxes	29,105	24,467	89,908	47,278
Provision for income taxes	7,157	7,227	18,661	9,148
Net income	21,948	17,240	71,247	38,130
Less net income attributable to non-controlling interests	11,373	14,755	49,747	19,612
Net income attributable to Planet Fitness, Inc.	$10,575	$2,485	$21,500	$18,518

Net income per share of Class A common stock(1):
Basic	$0.19	$0.06	$0.50	$0.11
Diluted	$0.18	$0.06	$0.50	$0.11
Weighted-average shares of Class A common stock outstanding(1):
Basic	54,933	36,244	43,300	36,244
Diluted	98,598	36,244	43,305	36,244

(1)

For the year ended December 31, 2015, represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from August 6, 2015 through December 31, 2015, the period following the recapitalization transactions and IPO.

Planet Fitness, Inc. and subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	December 31,	December 31,
Assets	2016	2015
Current assets:
Cash and cash equivalents	$40,393	$31,430
Accounts receivable, net of allowance for bad debts of $687 and $629 at December 31, 2016 and December 31, 2015, respectively	26,873	19,079
Due from related parties	2,864	4,940
Inventory	1,802	4,557
Restricted assets – NAF	3,074	1,962
Prepaid expenses	3,591	5,152
Other receivables	7,935	-
Income tax receivable	4,693	5,825
Total current assets	91,225	72,945
Property and equipment, net	61,238	56,139
Intangible assets, net	253,862	273,619
Goodwill	176,981	176,981
Deferred income taxes	410,407	117,358
Other assets, net	7,729	2,135
Total assets	$1,001,442	$699,177
Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$7,185	$5,100
Accounts payable	28,507	23,950
Accrued expenses	19,190	13,667
Equipment deposits	2,170	5,587
Deferred revenue, current	17,780	14,717
Payable to related parties pursuant to tax benefit arrangements, current	8,072	3,019
Other current liabilities	369	212
Total current liabilities	83,273	66,252
Long-term debt, net of current maturities	702,003	479,779
Deferred rent, net of current portion	5,108	4,554
Deferred revenue, net of current portion	8,351	12,016
Deferred tax liabilities	1,238	-
Payable to related parties pursuant to tax benefit arrangements, net of current portion	410,999	137,172
Other liabilities	5,225	484
Total noncurrent liabilities	1,132,924	634,005
Stockholders' equity:
Class A common stock, $.0001 par value - 300,000 shares authorized, 61,314 and 36,598 shares issued and outstanding as of December 31, 2016 and 2015, respectively	6	4
Class B common stock, $.0001 par value - 100,000 shares authorized, 37,185 and 62,112 shares issued and outstanding as of December 31, 2016 and 2015, respectively	4	6
Accumulated other comprehensive loss	(1,174)	(1,710)
Additional paid in capital	34,467	352
Accumulated deficit	(164,062)	(14,032)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(130,759)	(15,380)
Non-controlling interests	(83,996)	14,300
Total stockholders' deficit	(214,755)	(1,080)
Total liabilities and stockholders' deficit	$1,001,442	$699,177

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$71,247	$38,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,502	32,158
Amortization of deferred financing costs	1,544	1,596
Amortization of favorable leases and asset retirement obligations	392	478
Amortization of interest rate caps	797	28
Deferred tax expense	15,606	6,135
Loss (gain) on re-measurement of tax benefit arrangement	72	(2,549)
Provision for bad debts	59	667
Gain on disposal of property and equipment	(514)	(273)
Loss on extinguishment of debt	606	-
Third party debt refinancing expense	3,001	-
Equity-based compensation	1,728	4,877
Changes in operating assets and liabilities:
Accounts receivable	(7,754)	(414)
Notes receivable and due from related parties	1,897	4,210
Inventory	2,755	(1,545)
Other assets and other current assets	(7,944)	(5,720)
Accounts payable and accrued expenses	7,428	263
Other liabilities and other current liabilities	2,747	99
Income taxes	(5,993)	115
Payable to related parties pursuant to tax benefit arrangements	(6,922)	-
Equipment deposits	(3,417)	(1,088)
Deferred revenue	(652)	2,994
Deferred rent	632	1,502
Net cash provided by operating activities	108,817	81,663
Cash flows from investing activities:
Additions to property and equipment	(15,377)	(19,488)
Proceeds from sale of property and equipment	683	327
Net cash used in investing activities	(14,694)	(19,161)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and commissions	-	156,946
Use of proceeds from issuance of Class A common stock to purchase Holdings Units	-	(156,946)
Proceeds from issuance of long-term debt	230,000	120,000
Proceeds from issuance of Class A common stock	136	-
Principal payments on capital lease obligations	(46)	(376)
Repayment of long-term debt	(5,621)	(14,800)
Payment of deferred financing and other debt-related costs	(5,220)	(1,698)
Premiums paid for interest rate caps	-	(880)
Repurchase and retirement of Class B common stock	(1,583)	-
Dividends paid to holders of Class A common stock	(169,282)	-
Dividend equivalents paid to members of Pla-Fit Holdings	(101,729)	(140,000)
Distributions to Members of Pla-Fit Holdings	(31,838)	(36,486)
Net cash used in financing activities	(85,183)	(74,240)
Effects of exchange rate changes on cash and cash equivalents	23	(123)
Net increase in cash and cash equivalents	8,963	(11,861)
Cash and cash equivalents, beginning of period	31,430	43,291
Cash and cash equivalents, end of period	$40,393	$31,430
Supplemental cash flow information:
Net cash paid for income taxes	$7,040	$2,834
Cash paid for interest	$24,302	$23,220
Non-cash investing activities:
Non-cash additions to property and equipment	$2,203	$207
Non-cash financing activities:
Accrued dividend equivalents	$3,899	$—

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges and recognize income or gains such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA, Segment EBITDA and Adjusted EBITDA

We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA for each of our segments sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, management fees, certain IT system upgrade costs, acquisition transaction fees, public offering-related costs, IPO-related compensation expense, pre-opening costs and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below:

	For the quarter ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Net income attributable to Planet Fitness, Inc.	$10,575	$2,485	$21,500	$18,518
Net income attributable to non-controlling interests	11,373	14,755	49,747	19,612
Net income	$21,948	$17,240	$71,247	$38,130
Interest expense, net(1)	8,306	6,678	27,125	24,549
Provision for income taxes	7,157	7,227	18,661	9,148
Depreciation and amortization	8,375	7,998	31,502	32,158
EBITDA	$45,786	$39,143	$148,535	$103,985
Purchase accounting adjustments-revenue(2)	29	248	487	713
Purchase accounting adjustments-rent(3)	197	201	861	893
Management fees(4)	-	-	-	1,899
IT system upgrade costs(5)	-	-	-	3,901
Transaction fees(6)	3,001	-	3,001	-
Stock offering-related costs(7)	499	458	2,604	7,697
IPO-related compensation expense(8)	-	-	-	6,155
Severance costs(9)	-	-	423	-
Pre-opening costs(10)	-	-	-	793
Equipment discount(11)	(1,754)	-	(1,754)	-
Indemnification receivable(12)	(2,772)	-	(2,772)	-
Other(13)	(840)	(2,550)	(768)	(2,550)
Adjusted EBITDA	$44,146	$37,500	$150,617	$123,486
(1)	Includes $0.6 million of loss on extinguishment of debt in the year ended December 31, 2016.
(2)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 acquisition of Pla-Fit Holdings on November 8, 2012 (the “2012 Acquisition”) by investment funds associated with TSG Consumer Partners, LLC. At the time of the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by TSG, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. For the quarters ended December 31, 2016 and 2015 and the years ended December 31, 2016 and 2015, these amounted to $29, $248, $487 and $713, respectively, representing the amount of additional revenue that would have been recognized in those periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(3)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent is being recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $103, $104, $475 and $415 in the quarters ending December 31, 2016 and 2015 and the years ending December 31, 2016 and 2015, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $94, $97, $386 and $478 for the quarters ending December 31, 2016 and 2015 and the years ending December 31, 2016 and 2015, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(4)

Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO, including a $1.0 million termination fee in the year ended December 31, 2015.

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

(5)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(6)	Represents transaction fees and expenses related to the amendment of our credit facility in the year ended December 31, 2016.
(7)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(8)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(9)	Represents severance expense recorded in connection with an equity award modification.
(10)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(11)

Represents a gain recorded in connection with the write-off of a previously accrued equipment discount that is no longer expected to be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(12)

Represents a receivable recorded in connection with a contractual obligation of the Company’s co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.

(13)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2016, the net gain primarily related to proceeds received from an insurance settlement. In 2015, the gain related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Segment EBITDA
Franchise	$25,948	$19,252	$97,256	$66,030
Corporate-owned stores	10,588	9,728	40,847	36,070
Equipment	15,109	13,022	36,439	31,936
Corporate and other	(5,860)	(2,859)	(26,007)	(30,051)
Total Segment EBITDA(1)	$45,785	$39,143	$148,535	$103,985

(1)	Total Segment EBITDA is equal to EBITDA.

Adjusted Net Income and Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our IPO, the Company was designated as the sole managing member of Pla-Fit Holdings. As the sole managing member, the Company exclusively operates and controls the business and affairs of Pla-Fit Holdings. As a result of the recapitalization transactions, the Company consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to the Company for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with the Company resulting from the recapitalization transactions as if they had occurred on January 1, 2015. In addition, Adjusted net income assumes that all net income is attributable to the Company, which assumes the full exchange of all outstanding common units of Pla-Fit Holdings for shares of the Company’s Class A common stock, adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding common units of Pla-Fit Holdings and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	For the quarter ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Net income attributable to Planet Fitness, Inc.	$10,575	$2,485	$21,500	$18,518
Net income attributable to non-controlling interests	11,373	14,755	49,747	19,612
Net income	$21,948	$17,240	$71,247	$38,130
Provision for income taxes, as reported	7,157	7,227	18,661	9,148
Purchase accounting adjustments-revenue(1)	29	248	487	713
Purchase accounting adjustments-rent (2)	197	201	861	893
Management fees(3)	-	-	-	1,899
IT system upgrade costs(4)	-	-	-	3,901
Transaction fees(5)	3,001	-	3,001	-
Stock offering-related costs(6)	499	459	2,604	7,697
IPO-related compensation expense(7)	-	-	-	6,155
Severance costs (8)	-	-	423	-
Pre-opening costs(9)	-	-	-	793
Equipment discount(10)	(1,754)	-	(1,754)	-
Indemnification receivable(11)	(2,772)	-	(2,772)	-
Other(12)	(522)	(2,550)	(450)	(2,550)
Purchase accounting amortization(13)	4,843	5,270	19,371	21,067
Adjusted income before income taxes	$32,626	$28,095	$111,679	$87,846
Adjusted income taxes(14)	12,887	11,069	44,113	34,611
Adjusted net income	$19,739	$17,026	$67,566	$53,235

Adjusted net income per share, diluted	$0.20	$0.17	$0.69	$0.54

Adjusted weighted-average shares outstanding, diluted(15)	98,598	98,710	98,611	98,710

(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. For the quarters ended December 31, 2016 and 2015 and the years ended December 31, 2016 and 2015, these amounted to $29, $248, $487 and $713, respectively, representing the amount of additional revenue that would have been recognized in those periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent is being recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $103, $104, $475 and $415 in the quarters ending December 31, 2016 and 2015 and the years ending December 31, 2016 and 2015, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $94, $97, $386 and $478 for the quarters ending December 31, 2016 and 2015 and the years ending December 31, 2016 and 2015, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

(3)

Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO, including a $1.0 million termination fee in the year ended December 31, 2015.

(4)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(5)	Represents transaction fees and expenses related to the amendment of our credit facility in the year ended December 31, 2016.
(6)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(7)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(8)	Represents severance expense recorded in connection with an equity award modification.
(9)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(10)

Represents a gain recorded in connection with the write-off of a previously accrued equipment discount that is no longer expected to be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(11)

Represents a receivable recorded in connection with a contractual obligation of the Company’s co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.

(12)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2016, the gain primarily related to proceeds received from an insurance settlement, partially offset by accelerated depreciation expense taken on our corporate headquarters in preparation for a planned relocation in 2017.  In 2015, the gain related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(13)

Includes $4,218, $4,484, $16,873 and $17,922 of amortization of intangible assets, other than favorable leases, for the quarters ended December 31, 2016 and 2015 and the years ended December 31, 2016 and 2015, respectively recorded in connection with the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by investment funds affiliated with TSG Consumer Partners, LLC and $624, $786, $2,498 and $3,145 of amortization of intangible assets for the quarters ended December 31, 2016 and 2015, and the years ended December 31, 2016 and 2015, respectively, created in connection with the acquisition of eight franchisee-owned stores on March 31, 2014. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.

(14)

Represents corporate income taxes at an assumed effective tax rate of 39.5% for the quarter and year ended December 31, 2016, and 39.4% for the quarter and year ended December 31, 2015 applied to adjusted income before income taxes.

(15)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months and years ended December 31, 2016 and 2015:

	For the three months ended December 31, 2016			For the year ended December 31, 2016
	Amount	Weighted average shares, diluted	Per share, diluted	Amount	Weighted average shares, diluted	Per share, diluted
Net income attributable to Planet Fitness Inc.(1)	$10,575	98,598	$0.18	$21,500	43,305	$0.50
Assumed exchange of shares(2)	11,373	-		49,717	55,306
Net Income	21,948			71,247
Adjustments to arrive at adjusted income before income taxes(3)	10,678			40,432
Adjusted income before income taxes	32,626			111,679
Adjusted income taxes(4)	12,887			44,113
Adjusted net income	$19,739	98,598	$0.20	$67,566	98,611	$0.69
(1)

Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding. For the three months ended December 31, 2016, the numerator used to calculate diluted earnings per share was $17,511, which was calculated in accordance with GAAP using the if-converted method to quantify the dilutive effect of the hypothetical exchange of the weighted average outstanding Holdings Units for shares of Class A common stock.

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% applied to adjusted income before income taxes.
	For the three months ended December 31, 2015			For the year ended December 31, 2015
	Amount	Weighted average shares, diluted	Per share, diluted	Amount	Weighted average shares, diluted	Per share, diluted
Net income attributable to Planet Fitness Inc.(1)	$2,485	36,244	$0.06	$4,106	36,244	$0.11
Assumed exchange of shares(2)	14,755	62,466		19,348	62,466
Net income subsequent to the recapitalization transactions	17,240			23,454
Net income prior to the recapitalization transactions	-			14,676
Net income	17,240			38,130
Adjustments to arrive at adjusted income before income taxes(3)	10,855			49,716
Adjusted income before income taxes	28,095			87,846
Adjusted income taxes(4)	11,069			34,611
Adjusted net income	$17,026	98,710	$0.17	$53,235	98,710	$0.54
(1)

For the three months ended December 31, 2015, represents net income attributable to Planet Fitness, Inc., and for the year ended December 31, 2015 represents net income attributable to Planet Fitness, Inc. for the period from August 6, 2015 through December 31, 2015, the period following the recapitalization transactions and IPO, and for both periods, the associated weighted average shares, diluted of Class A common stock outstanding.

(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.4% applied to adjusted income before income taxes.